Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2025

CALABASAS HILLS, Calif. – October 28, 2025 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2025, which ended on September 30, 2025.

Total revenues were $907.2 million in the third quarter of fiscal 2025 compared to $865.5 million in the third quarter of fiscal 2024. Net income and diluted net income per share were $31.9 million and $0.66, respectively, in the third quarter of fiscal 2025.

The Company recorded a pre-tax net expense of $0.8 million primarily related to Fox Restaurant Concepts (“FRC”) acquisition-related expenses. Excluding the after-tax impact of these and certain other items, adjusted net income and adjusted diluted net income per share for the third quarter of fiscal 2025 were $33.2 million and $0.68, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 0.3% year-over-year in the third quarter of fiscal 2025.

“We delivered another quarter of solid results, with revenue within our guidance range and earnings and profitability finishing above the high end of our expectations,” said David Overton, Chairman and Chief Executive Officer. “Performance was led by The Cheesecake Factory restaurants, delivering positive comparable sales results amid a more challenging and competitive environment, underscoring the strength and resilience of our namesake concept. Our operators once again executed exceptionally well, delivering year-over-year improvements in labor productivity, wage management, and hourly staff and manager retention, supporting healthy margin performance. New restaurant openings continue to perform well, and with two openings in the third quarter we remain on track to achieve our unit growth objective for the year.”

Overton continued, “While the restaurant industry is navigating a softer environment, we remain confident in our ability to manage through it while continuing to execute our long-term strategy. Our focus on delivering delicious, memorable dining experiences and ongoing menu innovation continues to resonate with guests, reflected in steady sales trends and positive early results from our latest menu updates. With our scale, operational discipline, and the enduring appeal of our high-quality, experiential concepts, we believe we are well-positioned to drive performance, long-term growth and shareholder value.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the third quarter of fiscal 2025, the Company opened two new FRC restaurants, and two Cheesecake Factory restaurants opened internationally under a licensing agreement in Mexico. Subsequent to quarter-end, the Company opened one new FRC restaurant.

The Company continues to expect to open as many as 25 new restaurants in fiscal 2025, including as many as four The Cheesecake Factory restaurants, six North Italia locations, six Flower Child locations and nine FRC restaurants.

Liquidity and Capital Allocation

As of September 30, 2025, the Company had total available liquidity of $556.5 million, including a cash balance of $190.0 million and $366.5 million of availability on its revolving credit facility with no outstanding balance. Total principal amount of debt outstanding was $644.0 million, including $69.0 million in principal amount of 0.375% convertible senior notes due 2026 and $575.0 million in principal amount of 2.00% convertible senior notes due 2030.

The Company repurchased approximately 18,900 shares of its stock at a cost of $1.2 million in the third quarter of fiscal 2025. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on November 25, 2025, to shareholders of record at the close of business on November 11, 2025.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2025 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 365 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 35 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2025, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the twelfth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting the Company’s business; adverse weather conditions and natural disasters in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statements of Income	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$907,226	100.0%	$865,471	100.0%	$2,790,248	100.0%	$2,660,736	100.0%
Costs and expenses:
Food and beverage costs	197,654	21.8%	195,306	22.6%	605,758	21.7%	600,253	22.6%
Labor expenses	322,774	35.6%	310,939	35.9%	987,368	35.4%	949,151	35.7%
Other operating costs and expenses	255,724	28.2%	239,470	27.7%	757,871	27.2%	712,108	26.9%
General and administrative expenses	58,996	6.5%	56,204	6.5%	177,706	6.4%	170,954	6.4%
Depreciation and amortization expenses	27,419	3.0%	25,299	2.9%	80,361	2.9%	75,015	2.8%
Impairment of assets and lease termination (income)/expenses	(104)	0.0%	(3,472)	(0.4)%	496	0.0%	(1,577)	(0.1)%
Acquisition-related contingent consideration, compensation and amortization expenses	910	0.1%	1,020	0.1%	2,920	0.1%	3,287	0.1%
Preopening costs	6,584	0.7%	7,005	0.8%	23,718	0.8%	19,860	0.7%
Total costs and expenses	869,957	95.9%	831,771	96.1%	2,636,198	94.5%	2,529,051	95.1%
Income from operations	37,269	4.1%	33,700	3.9%	154,050	5.5%	131,685	4.9%
Interest expense, net	(2,247)	(0.3)%	(2,431)	(0.3)%	(7,448)	(0.2)%	(7,970)	(0.2)%
Loss on debt extinguishment	–	–%	–	–%	(15,891)	(0.6)%	–	–%
Other income, net	459	0.1%	566	0.1%	1,482	0.0%	1,996	0.0%
Income before income taxes	35,481	3.9%	31,835	3.7%	132,193	4.7%	125,711	4.7%
Income tax provision	3,582	0.4%	1,841	0.2%	12,541	0.4%	10,082	0.4%
Net income	$31,899	3.5%	$29,994	3.5%	$119,652	4.3%	$115,629	4.3%

Basic net income per share	$0.68		$0.63		$2.55		$2.42
Basic weighted average shares outstanding	46,608		47,750		46,842		47,734

Diluted net income per share	$0.66		$0.61		$2.46		$2.37
Diluted weighted average shares outstanding	48,616		48,946		48,633		48,751

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended September 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$651,375	$83,482	$78,017	$94,352	$907,226
Costs and expenses:
Food and beverage costs	140,859	18,091	17,360	21,344	197,654
Labor expenses	225,885	31,312	30,885	34,692	322,774
Other operating costs and expenses	178,249	24,100	25,926	27,449	255,724
General and administrative expenses	-	-	-	58,996	58,996
Depreciation and amortization expenses	16,841	3,060	3,288	4,230	27,419
Impairment of assets and lease terminations (income)/expenses	33	-	(178)	41	(104)
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	594	910
Preopening costs	1,610	1,003	3,623	348	6,584
Total costs and expenses	563,477	77,566	81,220	147,694	869,957
Income/(loss) from operations	$87,898	$5,916	$(3,203)	$(53,342)	$37,269

	For the 13 Weeks Ended October 1, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$647,754	$71,878	$66,984	$78,855	$865,471
Costs and expenses:
Food and beverage costs	145,431	16,685	15,085	18,105	195,306
Labor expenses	226,203	26,534	25,580	32,622	310,939
Other operating costs and expenses	174,531	20,126	21,444	23,369	239,470
General and administrative expenses	-	-	-	56,204	56,204
Depreciation and amortization expenses	16,142	2,360	3,031	3,766	25,299
Impairment of assets and lease terminations (income)/expenses	(3,858)	-	-	386	(3,472)
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	704	1,020
Preopening costs	1,483	1,765	2,900	857	7,005
Total costs and expenses	559,932	67,470	68,356	136,013	831,771
Income/(loss) from operations	$87,822	$4,408	$(1,372)	$(57,158)	$33,700

	For the 39 Weeks Ended September 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,007,366	$257,722	$255,619	$269,541	$2,790,248
Costs and expenses:
Food and beverage costs	435,891	56,341	56,303	57,223	605,758
Labor expenses	690,517	96,748	95,892	104,211	987,368
Other operating costs and expenses	530,995	70,777	78,720	77,379	757,871
General and administrative expenses	-	-	-	177,706	177,706
Depreciation and amortization expenses	49,263	8,932	9,587	12,579	80,361
Impairment of assets and lease terminations (income)/expenses	304	-	137	55	496
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	947	1,973	2,920
Preopening costs	6,518	5,629	8,618	2,953	23,718
Total costs and expenses	1,713,488	238,427	250,204	434,079	2,636,198
Income/(loss) from operations	$293,878	$19,295	$5,415	$(164,538)	$154,050

	For the 39 Weeks Ended October 1, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$1,992,245	$218,266	$214,850	$235,375	$2,660,736
Costs and expenses:
Food and beverage costs	450,769	51,134	48,319	50,031	600,253
Labor expenses	692,066	81,523	78,436	97,126	949,151
Other operating costs and expenses	521,357	60,692	63,582	66,477	712,108
General and administrative expenses	-	-	-	170,954	170,954
Depreciation and amortization expenses	49,242	6,653	8,246	10,874	75,015
Impairment of assets and lease terminations (income)/expenses	(1,732)	-	-	155	(1,577)
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	947	2,340	3,287
Preopening costs	5,615	5,179	6,810	2,256	19,860
Total costs and expenses	1,717,317	205,181	206,340	400,213	2,529,051
Income/(loss) from operations	$274,928	$13,085	$8,510	$(164,838)	$131,685

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory restaurants operating information:	September 30, 2025	October 1, 2024	September 30, 2025	October 1, 2024
Comparable restaurant sales vs. prior year	0.3%	1.6%	0.9%	0.8%
Restaurants opened during period	-	-	2	1
Restaurants open at period-end	216	215	216	215
Restaurant operating weeks	2,808	2,804	8,388	8,419

North Italia operating information:
Comparable restaurant sales vs. prior year	(3)%	2%	(1)%	2%
Restaurants opened during period	-	-	4	3
Restaurants open at period-end	46	39	46	39
Restaurant operating weeks	598	507	1,749	1,486

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	3	6	6
Restaurants open at period-end	53	46	53	46
Restaurant operating weeks	675	575	1,960	1,654

Other operating information:(2)
Restaurants opened during period	-	1	6	4
Restaurants open at period-end	49	41	49	41
Restaurant operating weeks	637	526	1,840	1,562

Number of company-owned restaurants:
The Cheesecake Factory	216
North Italia	46
Other FRC	53
Other	49
Total	364

Number of international-licensed restaurants:
The Cheesecake Factory	35

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	September 30, 2025	December 31, 2024
Cash and cash equivalents	$189,978	$84,176
Current and long-term debt, net of issuance costs (1)	629,156	452,062

(1) Includes $68.7 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $69 million less $0.3 million in unamortized issuance costs) and $560.4 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $14.6 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with current and long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 30, 2025	October 1, 2024	September 30, 2025	October 1, 2024

Net income (GAAP)	$31,899	$29,994	$119,652	$115,629
Impairment of assets and lease termination (income)/expenses(1)	(104)	(3,472)	496	(1,577)
Acquisition-related contingent consideration, compensation and amortization expenses(2)	910	1,020	2,920	3,287
Loss on extinguishment of debt(3)	-	-	15,891	-
Uncertain tax position related to tenant improvement allowance(4)	717	-	717	-
Tax effect of adjustments(5)	(210)	638	(5,020)	(445)
Adjusted net income (non-GAAP)	$33,212	$28,180	$134,656	$116,894

Diluted net income per share (GAAP)	$0.66	$0.61	$2.46	$2.37
Impairment of assets and lease termination (income)/expenses(1)	(0.00)	(0.07)	0.01	(0.03)
Acquisition-related contingent consideration, compensation and amortization expenses(2)	0.02	0.02	0.06	0.07
Loss on extinguishment of debt(3)	-	-	0.33	-
Uncertain tax position related to tenant improvement allowance(4)	0.01	-	0.01	-
Tax effect of adjustments(5)	(0.00)	0.01	(0.10)	(0.01)
Adjusted diluted net income per share (non-GAAP)(6)	$0.68	$0.58	$2.77	$2.40

(1) A detailed breakdown of impairment of assets and lease termination (income)/expenses recorded in the thirteen and thirty-nine weeks ended September 30, 2025 and October 1, 2024 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.

(4) Represents an update to the reserve for an uncertain tax position related to tenant improvement allowances. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on technical merits, taking into account available administrative remedies and litigation.

(5) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2025 and 2024 periods.

(6) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000